UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014

Continental Cement Company, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-187556-38	27-2594654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14755 North Outer Forth Drive #514

Chesterfield, Missouri 63017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (636) 532-7440

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2014, Continental Cement Company, L.L.C. (the “Company”), Summit Materials, Inc. (“Summit”), a newly-formed corporation which is expected to serve as the indirect parent of the Company upon consummation of Summit’s proposed initial public offering (the “IPO”), Summit Materials Holdings L.P. (“Summit Holdings”), the Company’s indirect parent entity, Summit Materials Holdings GP, Ltd. (“Summit GP”), the general partner of Summit Holdings, Summit Owner Holdco LLC (“Summit Owner Holdco”), a newly-formed limited liability company that will be an equityholder of Summit following the proposed IPO, and Missouri Materials Company, L.L.C., J & J Midwest Group, L.L.C., R. Michael Johnson Family Limited Liability Company and Thomas A. Beck Family, LLC, each a minority owner of the Company (collectively, the “Minority Owners”), entered into a Contribution and Purchase Agreement (the “Agreement”).

Under the terms of the Agreement, concurrently with the consummation of the IPO: (i) the Minority Owners, which currently own approximately 30% of the Company through their collective ownership of 100,000,000 of its Class B Units (the “Class B Units”) will contribute 28,571,429 Class B Units to Summit Owner Holdco in exchange for Series A Units of Summit Owner Holdco; (ii) Summit GP will contribute to Summit Owner Holdco its right to act as the general partner of Summit Holdings in exchange for Series B Units of Summit Owner Holdco; (iii) Summit Owner Holdco will in turn contribute the Class B Units to Summit in exchange for shares of Class A common stock of Summit and will contribute to Summit its right to act as the general partner of Summit Holdings in exchange for shares of Class B Common Stock of Summit; and (iv) the Minority Owners will deliver the remaining 71,428,571 Class B Units to Summit Holdings in exchange for a payment to be made by Summit Holdings in the amount of $35.0 million in cash and $15.0 million aggregate principal amount of non-interest bearing notes that will be payable in six aggregate annual installments, beginning on the first anniversary of the closing of the proposed IPO, of $2.5 million. As a result of the foregoing transactions, the Company will become a 100%-owned indirect subsidiary of Summit Holdings.

The Agreement contains customary representations, warranties, covenants and termination rights. The consummation of the transactions contemplated by the Agreement are subject to certain conditions, including the prior or substantially concurrent closing of the proposed IPO of Summit.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this current report contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2014	CONTINENTAL CEMENT COMPANY, L.L.C.

	By:	/s/ Mark Strieker
	Name:	Mark Strieker
	Title:	Vice President of Finance and Administration